Exhibit 4.4
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT, dated as of February 26, 2021 (the “Agreement”), by and among SiriusPoint Ltd., a Bermuda exempted company limited by shares (formerly known as Third Point Reinsurance Ltd., the “Company”), and CM Bermuda Limited, a Bermuda holding company (“CM Bermuda”) (together with its successors and assigns, the “Investor”). The Investor and any other party that may become a party hereto in accordance with Section 9(d) are referred to collectively as the “Shareholders” and individually each as a “Shareholder”.
RECITALS
WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2020, by and among Sirius International Insurance Group, Ltd. (“Sirius”), the Company, and Yoga Merger Sub Limited (“Merger Sub”), as of the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into Sirius (the “Merger”), with Sirius being the surviving entity in the Merger as a wholly owned subsidiary of the Company;
WHEREAS, in accordance with the terms of the Merger Agreement and immediately following the Effective Time, Investor beneficially owned 54,798,437 Common Shares (as defined below), 11,710,956 Preference Shares (as defined below), which may convert into Common Shares, 20,991,337 warrants to purchase Common Shares (the “Warrants”) and $99,985,052 aggregate principal amount of that certain upside right issued by the Company as Merger Consideration (as defined in the Merger Agreement) (the “Upside Right”), which may convert into Common Shares;
WHEREAS, the Company and the Investor are parties to the Investor Rights Agreement, dated as of February 26, 2021 (as amended from time to time, the “Investor Rights Agreement”), governing the rights and obligations of the Investor with respect to its investment in the Company;
WHEREAS, as a condition to the obligations of the Company and the Investor under the Merger Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Shareholders.
NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Adverse Disclosure” means public disclosure of material non-public information that the Board of Directors of the Company has determined in good faith: (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Bermuda are authorized or required by law to be closed.
“Common Shares” means the common shares of the Company with a par value of $0.10 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority.
“Holdback Period” means, with respect to any registered offering of Common Shares pursuant to a Registration Statement that is not a Shelf Registration Statement, the period beginning 10 days before the effective date of such Registration Statement and ending 90 days after such effective date (or such shorter period as the managing underwriter(s) permit) or, in the case of a takedown from a Shelf Registration Statement, the period beginning on the date the Company has given reasonable written notice to each Holder (not to exceed 10 days before the date of the earliest prospectus supplement in connection with such takedown) and ending 90 days after the date of such final prospectus supplement (or such shorter period as the managing underwriter(s) permit); provided that the applicable Holdback Period shall terminate on such earlier date as the Company gives notice to the Investor that the Company declines to proceed with any such offering or the offering is otherwise abandoned.
“Holder” means any Shareholder holding Registrable Securities.
“Lock-Up Period” means the period from the date hereof through and including (i) the 225th day following the date hereof with respect to 30,833,328 Common Shares held or beneficially owned by the Investor on the date hereof (assuming the Preference Shares, Warrants and the Upside Right were fully converted, exercised or exchanged to or into Common Shares on the date hereof), (ii) the 365th day following the date hereof with respect to 30,833,327 Common

Shares held or beneficially owned by the Investor on the date hereof (assuming the Preference Shares, Warrants and the Upside Right were fully converted, exercised or exchanged to or into Common Shares on the date hereof) and (iii) the 450th day following the date hereof with respect to 30,833,327 Common Shares held or beneficially owned by the Investor (including any remaining shares into which the Preference Shares, Warrants and Upside Right are convertible, exercisable or exchangeable); provided, that the Common Shares released during each milestone date during the Lock-Up Period shall be allocated first to outstanding Common Shares and second, to Common Shares which are issued following such date in respect of the conversion, settlement or exercise of the Preference Shares, Upside Right and Warrants, as the case may be; provided, further, that the Investor and its Affiliates may request that the Company release additional Common Shares from the applicable Lock-Up Period (such consent not to be unreasonably withheld or delayed) in order to facilitate an orderly sell-down of Common Shares by the Investor and its Affiliates.
“NYSE” means the New York Stock Exchange.
“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.
“Preference Shares” means the Series A Preference Shares of the Company with a par value of $0.10 per share.
“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.
“Registrable Securities” means any Common Shares, including (without limitation) any Common Shares issuable pursuant to the Certificate of Designation of the Preference Shares, the Warrants and the Upside Right, held or beneficially owned by a Holder, including any securities acquired as a result of any reclassification, recapitalization, share split or combination, exchange or readjustment of such shares or securities, or any share dividend or share distribution in respect of such shares or securities; provided, however, that such Common Shares or securities, once issued, shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 or Rule 145 (or any similar provision then in force under the Securities Act), (iii) with respect to any particular Holder, such Holder beneficially owns less than two percent (2%) of the Common Shares then outstanding (assuming the Preference Shares, Warrants and Upside Right were fully converted, exercised or exchanged to or into Common Shares on such date), (iv) they may be sold pursuant to Rule 144 without any conditions including (without limitation) volume limitations, manner of sale or current public information, (v) they shall have ceased to be outstanding or (vi) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.
“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Related Persons” shall have the meaning ascribed thereto in the Investor Rights Agreement.
“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“Rule 144 Block Trade” means a sale of Registrable Securities that is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 with the assistance of a broker or dealer pursuant to Rule 144.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities.
“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

2.Incidental Registrations.
(a)Right to Include Registrable Securities. If, following the expiration of the applicable Lock-Up Period, the Company proposes to register its Common Shares under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S4 or S8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give written notice as promptly as reasonably practicable (and in any event not less than five (5) Business Days before the anticipated date of filing of the related Registration Statement or preliminary prospectus supplement, as the case may be) to all Holders of its intention to do so and of such Holders’ rights under this Section 2. Upon the written request of any such Holder made within four (4) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use commercially reasonable efforts to effect (subject to Section 2(b)) the registration under the Securities Act of all Registrable Securities which the Company has been so requested by the Holders thereof; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, the Company may, at its election, give written notice of such determination to any requesting Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and any other Person participating in such offering, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing at least two (2) Business Days prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration. The Company shall not be required to maintain the effectiveness of a Registration Statement that is not a Shelf Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the Company of the Registrable Securities included in such Registration Statement.
(b)Priority in Incidental Registrations. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares, if any, of the Company and any other Person included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that such Holders and the Company intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered shall be reduced to the amount recommended by such managing underwriter or underwriters, which will be allocated in the following order of priority: (i) first, the securities to be proposed to be sold by the Company for its own account and (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering and securities requested to participate in such underwritten offering by other holders, allocated pro rata among such Holders and such holders on the basis of the percentage of the Registrable Securities requested to be included in such underwritten offering by such Holders.
3.Registration on Request.
(a)Request by the Demand Party. Subject to the following paragraphs of this Section 3(a), CM Bermuda shall have the right on behalf of the Holders, by delivering a written notice to the Company, to require the Company to register, at any time following the expiration of the applicable Lock-Up Period and pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice”, any such registration, a “Demand Registration” and any such Holder, a “Demand Party”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Holder is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission); provided, further, that the Company shall not be obligated to file a Registration Statement relating to any registration request under this Section 3(a), (i) within the period (the “Quarterly Blackout Period”) commencing on the last day of any quarter or year and ending two days following the Company’s earnings release for any fiscal quarter or year or (ii) within a period of 60 days after the effective date of any other Registration Statement relating to any registration request under this Section 3(a). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use commercially reasonable efforts to file a Registration Statement as promptly as practicable and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
Within five (5) days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Demand Follow-up Notice”) of such Demand Notice to all other Holders, if any, and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within five (5) Business Days after such Demand Follow-up Notice is given by the Company to such Holders.
All requests made pursuant to this Section 3 shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.
The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration that is not a Shelf Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.
(b)Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:
(i)first, to the Holders requesting to include Registrable Securities in such Demand Registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) among such Holders pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders;
(ii)second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company; and
(iii)third, any securities of the Company requested to by other holders of such securities, on a pro rata basis or in such other manner as such other holders agree.
(c)Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right prior to the effectiveness of a Registration Statement to notify the Company that they have determined that such Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement.
(d)Postponements in Requested Registrations. (i) If the Company shall at any time furnish to the Holders an officer’s certificate signed by its chairman of the board, chief executive officer, president or chief financial officer stating that the filing of a Registration Statement or conducting a Shelf Underwritten Offering would, in the good faith judgment of the Board of Directors of the Company, (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its subsidiaries then under consideration, the Company may postpone the filing (but not the preparation) of a Registration Statement or the commencement of a Shelf Underwritten Offering, as applicable, required by this Section 3; provided that the Company shall at all times in good faith use its commercially reasonable best efforts to cause any Registration Statement required by this Section 3 to be filed as soon as possible or any Shelf Underwritten Offering to be conducted as soon as possible; provided, further, that the Company shall not postpone the filing of a Registration Statement or the commencement of a Shelf Underwritten Offering pursuant to this Section 3(d) more than once in any 180day period or for a period exceeding thirty (30) days in the aggregate in any 180-day period. The Company shall promptly give the Holders requesting registration thereof or that delivered a Take-Down Notice, as applicable, pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence. If the Company gives a Demand Party such a notice, the Demand Party requesting such registration or that delivered the Take-Down Notice shall have the right within 15 days after receipt thereof, to withdraw their request.
(e)Shelf Registration Statement. At any time following the earliest expiration of the applicable Lock-Up Period with respect to any portion of the Registrable Securities, upon the written request of the Investor, the Company shall file with the SEC a Shelf Registration Statement (to the extent permissible) covering the resale of all Registrable Securities, and any other securities desired by the Company, and shall use reasonable best efforts to cause such Shelf Registration Statement to become effective promptly. Except as provided herein, the Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement filed pursuant to the provisions herein continuously effective (including by filing a successor automatic Shelf Registration Statement) under the Securities Act until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (ii) the date on which this Agreement terminates with respect to all Holders pursuant to the termination provisions herein and (iii) such shorter period as all Holders with respect to such Shelf Registration Statement shall agree in writing.
(f)Shelf-Take Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, the Investor may, deliver a written notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to Section 3(b)); provided, however that the Holders may not, without the Company’s prior written consent, (i) launch a Shelf Underwritten Offering the anticipated gross cash proceeds of which shall be less than $50,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) effect more than two (2) Shelf Underwritten Offerings within any 365-day period that require substantial marketing efforts (i.e., involving one-on-one in-person meetings with prospective purchasers of the Registrable Securities over multiple days) (each, a “Marketed Shelf Underwritten Offering”) by the Company’s management at the request of the Holders, (iii) effect more than four (4) minimally marketed or unmarketed Shelf Underwritten Offerings within any 365-day period, or (iv) launch or effect a Shelf Underwritten Offering within the Quarterly Blackout Period. In connection with any Marketed Shelf Underwritten Offering only:
(i)such proposing Holder shall also deliver the Take-Down Notice to all other Holders included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the Company within two (2) Business Days after delivery of the Take-Down Notice to such Holder; and
(ii)in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.
(g)Registration Statement Form. Any registration requested pursuant to this Section 3 shall be effected by a Registration Statement on Form S3 (or any successor or similar short-form registration statement) if the Company is eligible to file a Registration Statement on Form S-3 (or successor or similar short-form registration statement). If the Company is eligible to file such, the Registration Statement shall be an automatic Shelf Registration Statement as defined in Rule 405 under the Securities Act.
(h)Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Company and the Investor shall jointly select the managing underwriter(s) and other underwriters to administer the offering.
4.Registration Procedures. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:
(1)prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the Holders of a majority of the Registrable Securities covered by such Registration Statement, if their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;
(2)prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
(3)notify each selling Holder, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(o) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);
(4)use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;
(5)if requested by the managing underwriters, if any, or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(6)furnish or make available to each selling Holder, its counsel and each managing underwriter, if any, without charge, such number of copies as such selling Holder may reasonably request of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or underwriter);
(7)deliver to each selling Holder, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(8)prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (h) or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(9)cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities;
(10)use commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;
(11)upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(12)prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(13)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(14)use commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on the NYSE or national securities exchange on which the Common Shares are listed, prior to the effectiveness of such Registration Statement (or, if no Common Shares issued by the Company are then listed on any securities exchange, use commercially reasonable efforts to cause such Registrable Securities to be so listed on the NYSE or NASDAQ, as determined by the Company);
(15)enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use commercially reasonable efforts to furnish to the underwriters, if any, opinions of outside counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(16)make available for inspection by a representative of the selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information, and any notice (direct or indirect), written, oral or otherwise with respect to an Incidental Registration as described in Section 2, a Registration or Request as described in Section 3 or a Shelf Registration as described in Section 3(e) or (f) shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;
(17)cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Company’s business needs;
(18)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and
(19)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder.
The Company may require each Holder as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.
5.Indemnification.
(a)Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact (i) contained in any Prospectus or any Registration Statement, as defined in Rule 433(h) under the Securities Act, or any supplement or amendment thereto, (ii) contained in any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or Prospectuses or any amendment or supplement thereto, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case (x) to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Prospectus, Registration Statement, Company information, or any supplement or amendment thereto, in reliance upon and in conformity with written information furnished to the Company by such Covered Person for use therein or (y) if such untrue statement or omission is completely corrected in an amendment or supplement to the Prospectus and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such Holder with a sufficient number of copies of the same (and the delivery thereof would have resulted in no such Loss). It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)Indemnification by Holder. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact (i) contained in any such Prospectus or Registration Statement, as defined in Rule 433(h) under the Securities Act, or any supplement or amendment thereto, or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Prospectus or Registration Statement, or any supplement or amendment thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder for inclusion in such Prospectus or Registration Statement, or any supplement or amendment thereto; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.
(c)Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.
(d)Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission and, in any case, shall not exceed the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.
(e)Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
(f)Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.
6.Registration Expenses. All fees and expenses incurred in connection with a Registration Statement or other actions incident to the performance of its obligations under this Agreement shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with FINRA and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 4(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 4(o) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (vii) fees and disbursements of one counsel for the Holders whose shares are included in a Registration Statement (which counsel shall be selected as set forth in Section 8) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities on the NYSE or such other national securities exchange on which the Common Shares are listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder or by any underwriter, selling broker, dealer manager or similar securities industry professional (except as set forth in the preceding paragraph and Section 8), (ii) any underwriter’s fees (including underwriting discounts, commissions or fees, or any discounts, commissions or fees of selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities of Holders or (iii) any other expenses of the Holders not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.
7.Rule 144.
(a)The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Demand Party, make publicly available such information), and it will take such further commercially reasonable actions as any Holder (or, if the Company is not required to file reports as provided above, any Demand Party) may reasonably request to permit Holders to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. The Company shall, in connection with any request by Holder in connection with a sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144, promptly use commercially reasonable efforts to facilitate the removal of any restrictive legend or similar restriction on the Registrable Securities that may legally be removed, and, in the case of book-entry shares, use commercially reasonable efforts to request removal of any restrictive legend that may legally be removed by the transfer agent of the Common Shares for such number of Common Shares and registered in such names as the Holders may reasonably request and to provide a customary opinion of counsel (which may be internal counsel) and instruction letter reasonably required by such transfer agent for the removal of such legend to such transfer agent. Notwithstanding anything contained in this Section 7, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.
(b)Upon request, the Company shall use commercially reasonable efforts to cooperate in a timely manner with reasonable requests by the Investor with respect to any Rule 144 Block Trade including taking any relevant action described in Section 4 to the extent customarily applicable to a Rule 144 Block Trade.
8.Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 2 or 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel at the Company’s expense to represent all such remaining Holders.

9.Miscellaneous.
(a)Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Investor and each Holder severally agree in connection with any registration of the Common Shares upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any securities convertible into or exchangeable or exercisable for any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period; provided that nothing herein will prevent any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws. In addition, upon request by the managing underwriter(s), each Holder shall enter into customary holdback agreements on terms consistent with the terms herein.
If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, if requested by the managing underwriter or underwriters, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) other than a registration statement (i) on Form S4, Form S8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period. In addition, upon request by the managing underwriter(s), the Company shall enter into customary holdback agreements on terms consistent with the terms herein.
(b)Lock-Up Agreement. During the applicable Lock-Up Period, (and for the avoidance of doubt solely with respect to the Common Shares to which such Lock-Up Period applies), the Investor and its Affiliates shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, assign, encumber, pledge, hypothecate, or otherwise directly transfer or dispose of any Common Shares, Preference Shares, Warrants and Upside Right held or beneficially owned by the Investor and its Affiliates or (ii) enter into any hedge, swap, put, call, short sale, derivative or other arrangement with respect to any Common Shares, Preference Shares, Warrants and Upside Right held or beneficially owned by the Investor and its Affiliates whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise; provided, that Investor and its Affiliates shall be entitled to (x) collaterally assign and/or pledge its Common Shares, Warrants Upside Right and Preference Shares to any of its lenders or its Affiliates’ lenders; and (y) transfer its Common Shares, Preference Shares, Warrants and Upside Note to any of its Affiliates. For the avoidance of doubt, any securities of the Company that are subject to the foregoing lock-up agreement shall be eligible for participation in any share repurchase program conducted by the Company; provided, that any such securities are sold directly to the Company.

(c)Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of all of the Shareholders who hold Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 9(c), whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment to this agreement may be made, no action herein prohibited may be taken and no omission to perform an action herein required to be performed may be made without the written consent of the Company.
(d)Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns who agree in writing to be bound by the provisions of this Agreement. The provisions of this Agreement binding on the parties hereto other than the Company may not be transferred or assigned to any Person in connection with a transfer of Registrable Securities unless such Person signs a joinder agreement to this Agreement; provided, that except as expressly contemplated by this Agreement, nothing in this Agreement shall in and of itself prohibit any party to this Agreement from transferring Common Shares, Preference Shares, Warrants, or the Upside Right; provided, further that Investor shall be entitled to collaterally assign and/or pledge its rights under this Agreement to any of its lenders and/or its Affiliates’ lenders. Except as provided in Section 5 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, or in respect of this Agreement or any provision herein contained.
(e)Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Company, to:

SiriusPoint Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
Attention:    David W. Junius
Email:        David.Junius@thirdpointre.com
with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:    Steven J. Slutzky

Eric T. Juergens
Email:    sjslutzky@debevoise.com
etjuergens@debevoise.com
if to the Shareholders or the Investor, to the Investor at:

c/o CMIG International Holding Pte. Ltd.
3 Temasek Avenue
Centennial Tower, #17-10
Singapore 039190
Attention:    Raymond Tan
Weihe Shang
Email:        raymondtan@cm-inv.com
shangweihe@cm-inv.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:    Todd E. Freed
        Jon A. Hlafter
E-mail:         todd.freed@skadden.com
jon.hlafter@skadden.com
or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
(f)Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
(g)Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
(h)Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
(i)Governing Law; Submission to Jurisdiction. This Agreement and all legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
All Actions arising out of or relating to this Agreement shall be heard and determined in the Courts of the State of New York sitting in the County of New York, the United States District Court for the Southern District of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9(i) shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9(e) of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(j)Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.
(k)Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
(l)Termination. The provisions of this Agreement (other than Section 5) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which all Common Shares

(assuming the Preference Shares, Warrants and Upside Right were fully converted, exercised or exchanged to or into Common Shares on such date) have ceased to be Registrable Securities; and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.
(m)Confidentiality. All information provided by the Company to any Holder pursuant to this Agreement shall, except if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure or is for disclosure in public documents of the Company, be kept strictly confidential and, unless otherwise required by applicable law or as agreed by the Company, no Holder shall disclose, and each Holder shall take all steps reasonably necessary to ensure that none of its directors, officers, employers, agents, Affiliates and representatives disclose, or make use of, except in accordance with applicable law, such information in any manner whatsoever until such information otherwise (i) becomes generally available to the public; or (ii) becomes known to Holder other than through disclosure by the Company or directly or indirectly from a person who is known by such Holder to be bound by a confidentiality agreement or other obligation not to transmit such information to such Holder; provided, however, this Section 9(m) shall not apply to information disclosed in connection with any registration statement filed in accordance with the terms of this Agreement; provided, further, each Holder shall be entitled to disclose information to (x) its auditors, financial advisors and other professional advisors who agree to hold confidential such information substantially in accordance with this Section 9(m), (y) any federal, state or foreign regulatory authority having jurisdiction over such Holder, or (z) any other person to which delivery or disclosure may be necessary or appropriate to (A) effect compliance with any law, rule, regulation or order applicable to such Holder, (B) in response to any subpoena or other legal process, or (C) in connection with any litigation to which such Holder is a party; provided that in the case (y) and (z),  each Holder will give the Company, as soon as reasonably practicable and to the extent permitted by applicable law, written notice of such request or requirement so that the Company may seek an appropriate order or other remedy protecting the information from disclosure, and such Holder will cooperate with the Company, at the Company’s expense, to obtain such protective order or other remedy, and if such order or remedy is not obtained, the Holder shall furnish only that portion of the information which, in the written opinion of its outside counsel,  the Holder is legally required to disclose to such regulatory authority or in connection with such law, rule, regulation, order, subpoena, legal process, litigation or other proceeding.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.
SIRIUSPOINT LTD.

By:    /s/ David W. Junius
    Name:    David W. Junius
    Title:    Chief Financial Officer

[Signature Page to Registration Rights Agreement]

CM BERMUDA LIMITED

By:    /s/ Raymond Tan
    Name:    Raymond Tan
    Title:    Director

[Signature Page to Registration Rights Agreement]